UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2017

STAPLES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At a special meeting of the stockholders of Staples, Inc. (the “Company”) held on September 6, 2017 (the “Special Meeting”), the Company’s stockholders voted on the proposals set forth below relating to the Agreement and Plan of Merger, dated as of June 28, 2017 (the “Merger Agreement”), by and among the Company, Arch Parent Inc. (“Parent”) and Arch Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 3, 2017 (the “Proxy Statement”). The final results regarding each proposal are set forth below. There were 656,713,321 shares of Company common stock outstanding and entitled to vote on the record date for the Special Meeting, and 496,994,567 shares of company common stock were represented in person or by proxy at the Special Meeting, which number constituted a quorum.

Proposal No. 1. To adopt the Merger Agreement.

This proposal was approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain
473,400,760	19,393,099	4,200,708

Proposal No. 2. To approve, on a nonbinding advisory basis, the “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the Merger as reported in the Proxy Statement on the Golden Parachute Compensation table in the section entitled “Golden Parachute Compensation.”

This proposal was not approved by the requisite vote of the Company’s stockholders.

For	Against	Abstain
164,327,612	329,077,108	3,589,847

Proposal No. 3. To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

Adjournment of the Special Meeting was deemed unnecessary because there was a quorum present and there were sufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

Safe Harbor for Forward-Looking Statements

Statements in this filing regarding the proposed transaction between Parent and the Company, the expected timetable for completing the transaction and any other statements about Parent and the Company managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements, although not all forward-looking statements contain these identifying words.  Readers should not place undue reliance on these forward-looking statements.  The Company’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the Company may not be able to predict and may not be within the Company’s control.  Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed Merger may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed Merger, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed Merger on the Company’s business, operating results, and relationships with customers, suppliers, competitors and others, (v) risks that the proposed Merger may disrupt the Company’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed Merger, (vii) risks related to the diverting of management’s attention from the Company’s ongoing business operations, and (viii) the outcome of any legal proceedings instituted against the Company related to the Merger Agreement or the proposed Merger.  There are a number of important, additional factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the factors described in the Company’s Annual Report on Form 10-K for the year ended January 28, 2017 and its most recent quarterly report filed with the SEC.  The Company disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 6, 2017	Staples, Inc.

		By:	/s/ Michael T. Williams
Michael T. Williams
Executive Vice President,
Chief Legal Officer and Secretary